EXHIBIT 99.8
                                  ------------

                            FALCON NATURAL GAS CORP.
                                Westchase Center
                         2500 Citywest Blvd - Suite 300
                              Houston, Texas 77019

                                November 19, 2004

Cornell Capital Partners, LP
c/o David Gonzalez, Esq.
101 Hudson Street
Suite 3700
Jersey  City,  NJ  07302

Gentlemen:

     This letter agreement sets forth our agreement that as a result of this letter agreement, the following agreements are hereby amended, so that all references to "Falcon Natural Gas Corporation," shall be now read "Falcon Natural Gas Corp:" (1) the Standby Equity Distribution Agreement; (2) the
Registration Rights Agreement; (2) the Escrow Agreement pertaining to the Standby Equity Distribution Agreement; (4) the Placement Agent Agreement (between the Company; (5) the Securities Purchase Agreement; (6) the Secured Debenture; (7) the Investor Registrations Rights Agreement; (8) the Security Agreement; (9) the Irrevocable Transfer Agent Instructions; and (10) the Escrow Agreement, pertaining to the Securities Purchase Agreement, so that all references to

     If this accurately reflects your understanding of our agreement, please indicate your agreement by signing below.

                                                Very  truly  yours,

                                                FALCON  NATURAL  GAS  CORP.


                                                By:  Massimiliano  Pozzoni
                                                     ---------------------
                                                Name: Massimiliano  Pozzoni
                                                Title: Vice  President

                                                By:  Fred  B.  Zaziski
                                                     -----------------
                                                Name: Fred  B.  Zaziski
                                                Title: CEO

Agreed  and  accepted  on
November  19,  2004:

CORNELL CAPITAL PARTNERS, LP

BY:  YORKVILLE ADVISORS, LLC
ITS:  GENERAL PARTNER


By: Mark Angelo
    -----------
Name:  Mark Angelo
Title:  Portfolio Manager

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